Exhibit 99.2

IonQ to Acquire Geneva-Based ID Quantique,
Enters Into Global Quantum Strategic Partnership with SK Telecom

ID Quantique’s renowned team, technology, and products to join IonQ portfolio

With addition of nearly 300 quantum networking patents from ID Quantique; issued and pending quantum patents IonQ controls will total more than 900 worldwide

SK Telecom and IonQ enter into Memorandum of Understanding for strategic partnership

Acquisition furthers IonQ’s leading position in the global quantum networking market

COLLEGE PARK, Md., GENEVA, CH., and SEOUL, KR. — February 26, 2025 — Today, IonQ (NYSE: IONQ) announced that it has reached a definitive agreement with each of SK Telecom and ID Quantique (IDQ), a global leader in quantum safe networking and sensing headquartered in Geneva, Switzerland with offices in Seoul (South Korea), Vienna (Austria), and Boston (USA), to acquire a controlling stake in IDQ. Alongside the transaction, IonQ expects to enter into a strategic partnership focused on quantum with SK Telecom, the largest wireless telecommunications operator in South Korea.

The transaction consideration will be paid in IonQ common stock.

As part of the transaction, once closed, IonQ will bring IDQ’s team, pioneering products, and growing book of quantum networking business into its global quantum ecosystem. In addition, IDQ’s patent portfolio of nearly 300 patents and patent applications will bring the total count of granted and pending patents that IonQ owns or controls to nearly 900.

“This strategic transaction and the expertise of ID Quantique furthers IonQ’s role as a global leader in next generation secure communications,” said Peter Chapman, Executive Chair of IonQ. “And once finalized, we expect that our intended strategic partnership with SK Telecom, one of the most powerful technology companies in Asia, will significantly enhance the distribution of IonQ quantum technology, leading to many commercial and technical opportunities.”

SK Telecom has a pioneering history in quantum networking, having deployed the largest quantum network in South Korea.

"Quantum technology is not an option but an essential element for the advancement of AI," said Ryu Young-sang, CEO of SK Telecom, who further explained the reason for the strategic partnership with IonQ by stating, "SKT will continue to make proactive investments and collaborations to become a leading company in the AI field."

With more than 20 years of experience, IDQ offers a broad range of products across quantum networking and quantum-safe communication, including quantum key distribution, quantum random generators and quantum detection systems, key pillars of the quantum industry. IDQ has been deploying quantum-safe networks around the world. Recent examples are the implementation of the Nationwide Quantum Safe Network Plus (NQSN+) in Singapore, the deployment of a 800km-long nationwide network in South Korea as well as key projects as part of Europe’s quantum communications infrastructure (EuroQCI). In addition, ID Quantique commercializes high-performance single-photon detectors which are key components to build quantum memories and scalable quantum computers. McKinsey estimates that the quantum networking market will grow to between $10-15 billion by 20351 – scaling to become as large if not larger than the quantum computing industry itself.

“ID Quantique is excited to be joining the IonQ portfolio, to continue its journey providing quantum networking technology worldwide,” said Grégoire Ribordy, Co-Founder and CEO of IDQ. “IonQ has been a pioneer in the quantum industry, developing powerful computing systems combined with dedication to quantum networking–vital infrastructure underpinning the entire global economy. We have long admired IonQ’s work, and know that the combination of IDQ and IonQ will be powerful, accretive, and impactful worldwide.”

IonQ and IDQ believe quantum networks will be fundamental infrastructure in the future, with uses in many important sectors, especially defense, finance, and energy. The technology allows many nodes to communicate using entangled qubits, resulting in highly secure communications, precise timing, distributed quantum computing, and quantum sensing.

IonQ has long recognized that quantum networking is a key strategy to scale its quantum computers. IonQ's architecture intends to use photonic interconnects to create a more powerful computing cluster by networking multiple quantum computers together. The years IonQ has spent developing this technology for its distributed computing efforts have allowed it to move quickly in advancing its quantum networking offerings.

IonQ anticipates closing the acquisition in the next nine months, subject to the satisfaction of customary closing conditions.

IonQ’s transaction with IDQ directly follows a series of recent announcements from IonQ in the quantum networking space. Last month, IonQ announced the consummation of its acquisition of substantially all of the assets of Qubitekk, Inc., a quantum networking leader in the U.S., bringing Qubitekk’s team, customer base, and portfolio of 118 U.S. and international patents in quantum networking to IonQ. IonQ also announced the close of two quantum networking contracts with the United States Air Force Research Lab (AFRL) in 2024, including the largest known 2024 U.S. Quantum Contract Award of $54.5 million to design, develop and deliver quantum networking technology as well as another $21.1 million award that involves the creation of groundbreaking capabilities to establish free-space optical links from ground stations to drones.

IonQ has also demonstrated growing momentum in South Korea. In January 2025, IonQ also announced the signature of a Memorandum of Understanding with the Metropolitan Government of Busan, the second largest city in South Korea known as a key technology and economic hub, to advance quantum technology. Previously, IonQ has announced customer contracts and strategic partnerships with Hyundai Motor Group and Sungkyunkwan University (SKKU), a leading university based in Seoul. The expected strategic partnership with SK Telecom builds on IonQ’s history of success in South Korea.

Advisors

Wilson Sonsini Goodrich & Rosati served as lead transaction counsel to IonQ and Homburger AG served as Swiss counsel to IonQ. ArentFox Schiff also served as legal counsel to IonQ.

About IonQ

IonQ, Inc. is a leader in the quantum computing and networking industries, delivering high-performance systems aimed at solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The company’s innovative technology and rapid growth were recognized in

1 “Quantum communication growth drivers: Cybersecurity and quantum computing”, McKinsey, 2/21/25

Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

About ID Quantique

Founded in 2001, ID Quantique is the world leader in quantum-safe crypto solutions, designed to protect data for the future. The company designs and commercializes quantum random number generators, quantum-safe network solutions based on quantum key distribution solutions, and services to enterprises and government organizations globally. IDQ also provides quantum detection systems, which help customers to solve complex scientific and industrial problems. Its products are used by governments, enterprises, and industrial customers and by academic research labs in more than 60 countries and on every continent. For more information, please visit www.idquantique.com

About SK Telecom

SK Telecom has been leading the growth of the mobile industry since 1984. Now, it is taking customer experience to new heights by extending beyond connectivity. By placing AI at the core of its business, SK Telecom is rapidly transforming into an AI company with a strong global presence. It is focusing on driving innovations in areas of AI Infrastructure, AI Transformation (AIX) and AI Service to deliver greater value for industry, society, and life.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the terms “accelerate,“advance,” “aim,” “believe,” “benefit,” “collaboration,” “design,” “enable,” “exceed,” “expect,” “expected to,” “intend,” “next-generation,” “will,” “would,” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the anticipated closing of the transaction, the acquisition of IDQ customer contracts, IonQ’s expansion in the quantum networking market, the expectation that the IDQ acquisition will contribute to IonQ’s near-term bookings and revenue, the expected association of IDQ employees; the expansion of IonQ’s expertise, capabilities and technologies, IDQ personnel joining IonQ, and IonQ’s market position. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: the conditions for closing the transaction not being met; changes in the competitive industries in which IonQ operates, including development of competing technologies; IonQ’s inability to enter new markets and exploit new technologies; IonQ’s ability to deliver on IDQ customer contracts; IonQ’s inability to hire and maintain the services of IDQ personnel; IonQ’s ability to implement its business plans, forecasts and other expectations, identify and realize partnerships and opportunities, and to engage new and existing customers; any disruptions and other problems with our facilities, operations including research and development, or test systems; any inadequacies in the overall pace of technology development in the quantum industry, including inadequate advances in the state of quantum networking and quantum systems; IonQ’s and the industry’s reliance on continued investment by the public and private sectors in developing quantum networks and systems; development of the quantum industry in ways that don’t require IonQ quantum systems or networks; IonQ’s relatively limited history in development quantum networks; IonQ’s failure to achieve quantum advantage; the capability of our quantum systems and quantum networks to provide transformative applications and quantum advantage; changes in laws and regulations affecting IonQ, its assets or the quantum sector generally; IonQ’s ability to implement its technical roadmap; and IonQ’s ability to maintain or obtain patent protection for its products and technology. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk

Factors” section of IonQ’s most recent filings and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

Contacts

IonQ Media contact:

Jane Mazur

press@ionq.com

IonQ Investor Contact:

investors@ionq.com